Exhibit 99.1

                       NEWS

Craig Jacobson Appointed to Charter Communications’
Board of Directors

Audit committee now complete and NASDAQ listing process underway

St. Louis, Missouri – July 29, 2010 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today announced that Craig A. Jacobson has been appointed to Charter’s Board of Directors (the “Board”), effective July 28, 2010.

Mr. Jacobson will serve as a member of the Audit Committee of the Board, joining David C. Merritt and Christopher M. Temple.

“Craig’s broad range of legal experience in the entertainment industry will be a distinct advantage for Charter, and he will strongly compliment our other board members,” said Eric L. Zinterhofer, Chairman of the Board. “I’m pleased that the Board’s final vacancy has been filled as we continue to support the Company’s operations and growth.”

Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren & Richman L.L.P., where he has practiced entertainment law for the past 20 years. Mr. Jacobson also is a member of the Board of Directors of Expedia, Inc., one of the world's leading online travel companies, and of Aver Media, a privately held Canadian lending institution.

With the appointment of Mr. Jacobson to the Audit Committee of the Board, Charter believes that it satisfies the requirements for listing its Class A common stock on the NASDAQ Stock Market and expects to complete the listing process in the coming weeks.

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Media Contact:	Investor Contact:
Anita Lamont	Mary Jo Moehle
314-543-2215	314-543-2397

About Charter
Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business®

similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding the listing of our shares of Class A common stock.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" under Part II, Item 1A and the factors described under “Risk Factors” under Part I, Item 1A of our most recent Form 10-K filed with the SEC.  Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," “tentative” and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this press release are set forth in this quarterly report and in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.